UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 3, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

On October 3, 2017, Net Element, Inc. (the “Company”), the Company’s stockholders approved at the 2017 annual meeting of stockholders of the Company (the “Annual Meeting”), a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, which, upon filing of such amendment with the Secretary of State of the State of Delaware, will decrease authorized common stock of Net Element, Inc. from 400 million shares to 100 million shares. Further, at the Annual Meeting, the Company’s stockholders authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock (the “Common Stock”), at any ratio not less than 1-for-10 and not greater than 1-for-30. The form of the Amendment to its Amended and Restated Certificate of Incorporation was previously filed as Appendix “A” to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 10, 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company, after the requisite approval by the Company’s stockholders at the Annual Meeting, amended its 2013 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Common Stock available for issuance thereunder by 3,680,000 shares of Common Stock (the “Plan Amendment”). The form of the Plan Amendment was previously filed as Appendix “B” to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 10, 2017.

The Company stockholders approved at the Annual Meeting the issuance by the Company of 471,388 restricted shares of Common Stock to the Company’s Chief Executive Officer, Oleg Firer as a performance bonus.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on October 3, 2017. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: To elect five directors of the Company, three of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2018.

Name of Director	For	Withheld	Broker Non-Vote

Oleg Firer	5,654,257	560,433	6,102,555

Kenges Rakishev	5,841,997	372,693	6,102,555

James Caan	5,631,237	583,453	6,102,555

Drew Freeman	5,627,811	586,879	6,102,555

Howard Ash	5,631,772	582,918	6,102,555

All director nominees were duly elected.

Proposal 2: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of the Company’s common stock at a ratio of between 1-for-10 and 1-for-30, inclusive, which ratio will be selected at the sole discretion of the Company’s Board of Directors.

For	Against	Abstain
9,863,369	2,447,708	6,168

Proposal 2 was approved.

Proposal 3: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease authorized Common Stock from 400 million shares to 100 million shares.

For	Against	Abstain
11,017,112	1,280,757	19,376

Proposal 3 was approved.

Proposal 4: To approve an amendment to the Company’s 2013 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Common Stock available for issuance thereunder by 3,680,000 shares of Common Stock.

For	Against	Abstain	Broker Non-Vote
5,311,246	883,940	19,504	6,102,555

Proposal 4 was approved.

Proposal 5: To approve the issuance pursuant to the Common Stock Purchase Agreement between the Company and Cobblestone Partners, LLC, dated as July 5, 2017, of shares of Company Common Stock to Cobblestone Capital Partners LLC in excess of 19.99% of the outstanding shares of our Common Stock as of the date of the Common Stock Purchase Agreement, to comply with NASDAQ Listing Rule 5635.

For	Against	Abstain	Broker Non-Vote
5,829,153	349,777	35,760	6,102,555

Proposal 5 was approved.

Proposal 6: To approve the issuance by the Company of 471,388 restricted shares of Common Stock to the Company’s Chief Executive Officer, Oleg Firer as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

For	Against	Abstain	Broker Non-Vote
5,095,222	1,083,112	36,356	6,102,555

Proposal 6 was approved.

Proposal 7: To ratify the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain
11,216,473	814,469	286,303

Proposal 7 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2017

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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